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                              OAK INDUSTRIES INC.
                                  EXHIBIT 21
                                 SUBSIDIARIES
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                                         Jurisdiction           Percent
                                           in which            of Voting
                                         Incorporated       Securities Owned
                                         ------------       ----------------
Cabel-Con A/S.........................   Denmark                100  (1)
Cabel-Con, Inc. USA...................   Arizona                100  (2)
Connector Holding Company.............   Delaware                80
Croven Crystals Ltd...................   Ontario, Canada        100  (3)(4)
Electronic Technologies, Inc..........   Delaware               100
Gilbert Engineering Co., Inc..........   Delaware                85  (5)
Gilbert Engineering (Denmark) ApS.....   Denmark                100  (6)
Gilbert Engineering France, S.A.......   France                 100  (6)
Harper-Wyman Company..................   Delaware               100
H.E.S. International, Inc.............   Kansas                 100  (7)
Industrias McCoy de Venezuela.........   Venezuela              100  (8)
McCoy (Cayman) Ltd....................   Cayman Islands          50  (9)
McCoy International Holding Company...   Delaware               100  (10)
National Subscription Television
   of Chicago Inc.....................   Illinois               100  (11)
Nordco Inc............................   Delaware               100
Oak Communications Inc................   Delaware               100
Oak Crystal (Cayman) Ltd..............   Cayman Islands         100  (12)
Oak Crystal Inc.......................   Delaware               100  (13)
Oak Enclosures Inc....................   Delaware               100
Oak Investment Corporation............   Delaware               100
Oak Omega Inc.........................   Delaware               100  (14)
Oak Overseas Manufacturing Corporation   Delaware               100
Oak Systems Inc.......................   Delaware               100  (15)
OakGrigsby Inc........................   Delaware               100
SGI de Mexico, S.A. de C.V............   Mexico                 100  (16)
Societe d'Appareillages
   Electroniques, S.A.................   France                 100  (17)

 (1)  Owned by Gilbert Engineering (Denmark) ApS.
 (2)  Owned by Cabel-Con A/S.
 (3)  Owned by Electronic Technologies Inc.
 (4)  Doing business as Oak Frequency Control Group.
 (5)  85% owned by Connector Holding Company.
 (6)  Owned by Gilbert Engineering Co., Inc.
 (7)  Owned by Oak Enclosures Inc.
 (8)  100% owned by McCoy (Cayman) Ltd.
 (9)  Owned by Oak Crystal (Cayman) Ltd.
(10)  50% owned by Electronic Technologies Inc. and 50% owned by
      Oak Crystal Inc.
(11)  Owned by Oak Systems Inc.
(12)  Owned by Oak Omega Inc.
(13)  Doing business as Oak Frequency Control Group, McCoy/Ovenaire/Spectrum.
(14)  Owned by Oak Crystal Inc.
(15)  Owned by Oak Investment Corporation.
(16)  Owned by OakGrigsby Inc.
(17)  Owned by Gilbert Engineering, France, S.A.
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